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                               CONTRACT SCHEDULE

   CONTRACT NUMBER:                        [Z0000000]

   CONTRACT DATE:                          [January 1, 2005]

   CONTRACT TYPE:                          [Qualified] [Non-Qualified]

   ANNUITY DATE:                           [June 1, 2025]

   OWNER(S):                               [John Doe]
                                           [Mary Doe]

   ANNUITANT(S) / DATE OF BIRTH(S) / SEX   [John Doe] [xx/xx/xxxx] [M]
                                           [Mary Doe] [xx/xx/xxxx] [F]

   PURCHASE PAYMENT:                       [$25,000]
   (or The Portion of Purchase Payment
     Received on The Contract Date)

   MINIMUM PURCHASE PAYMENT:               [$50,000] [We reserve the right
                                           to reject any purchase payment.]

   MAXIMUM TOTAL PURCHASE PAYMENTS:        [$1,000,000] without our prior
                                           approval

   [MINIMUM AMOUNT TO BE TRANSFERRED:      [$250]]

   MAXIMUM NUMBER OF EXCHANGE DAYS:        [12]

   EXCHANGE FEE:                           [$25]

   MINIMUM SYSTEMATIC PARTIAL WITHDRAWAL:  [$50]

   ANNUAL MORTALITY AND EXPENSE CHARGE:    [One Annuitant: 1.90%
                                           Two Annuitants: 2.05%]

   SURRENDER CHARGE:                       [Number of Complete Years
                                           From Contract Surrender
                                           Date Charge

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                                 0                         2%

                                 1                         2%

                                 2                         2%

                                 3                         2%

                                 4                         2%

                                 5 and thereafter          0%]

VARIABLE ACCOUNT:                [MetLife Investors USA
                                 Separate Account A]

ANNUITY REQUIREMENTS:            [1. The Annuity Date is the first
                                 day of the calendar month on or
                                 after the Contract Anniversary
                                 that falls on or after the oldest
                                 Owner's (Annuitant's if Contract
                                 is owned by a grantor trust) 95/th/
                                 birthday.

                                 2. The Fixed Annuity tables are
                                 based on the Annuity 2000
                                 Mortality Table with 7-year age
                                 setback at an interest rate of
                                 [1%].]
ANNUITY SERVICE CENTER:

               Annuity Service Center
     [P.O. Box 770001, Cincinnati, OH 45277-0050
For customer assistance or inquiries, please call 800-634-9361.]

MINIMUM LIFETIME INCOME AGE:     [59 1/2]

WITHDRAWAL PERCENTAGE:           [4% if the youngest Annuitant's
                                 attained age is 59 1/2 through 64,
                                 5% if the youngest Annuitant's
                                 attained age is 65 through 75,
                                 and 6% if the youngest
                                 Annuitant's attained age is 76 or
                                 older]

AUTOMATIC STEP-UP DATE:          [Each Contact Anniversary]

MAXIMUM AUTOMATIC STEP-UP AGE:   [85]

MINIMUM INITIAL INCOME PAYMENT:  [$20]